CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT, BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH PORTIONS HAVE BEEN REDACTED AND ARE MARKED WITH A "[*]" IN PLACE OF THE REDACTED LANGUAGE.

SETTLEMENT AGREEMENT

This SETTLEMENT AGREEMENT (this “Agreement”) is effective on the date of execution of this Agreement and the Campeche Agreement of Exhibit B (the “Effective Date”), by and between ION Geophysical Corporation, a Delaware corporation (“ION”), on behalf of itself and its Affiliates, and WesternGeco L.L.C., a Delaware corporation (“WesternGeco”), on behalf of itself and its Affiliates. ION and WesternGeco are individually referred to herein as a “Party,” and collectively as the “Parties.”

WHEREAS, WesternGeco and ION are involved in patent litigation within the United States, specifically, they are parties to WesternGeco LLC v. ION Geophysical Corporation, 09-CV- 1827 (S.D.T.X.) (the “Action”), which involves certain U.S. Patents;

WHEREAS, WesternGeco was awarded in the Action, and ION has paid to date
$25,832,050.74 in damages related to the Action (the “Paid Damages”);

WHEREAS, as part of the Action ION was enjoined (the “Injunction”) from supplying in or from the United States DigiFIN (as defined in the Injunction) or any parts unique to DigiFIN;

WHEREAS, ION is involved in Opposition Proceedings to EP1847851, EP1850151, and EP1868011 before the European Patent Office, and/or appeals therefrom (collectively, the “Administrative Proceedings”);

NOW, THEREFORE, in consideration of all of the terms and conditions of this Agreement, the Parties agree as follows:

1.	DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

1.1    “Affiliate” means, as to any Party, any person, firm, trust, partnership, corporation, company or other entity or combination thereof, which directly or indirectly (i) controls the Party, (ii) is controlled by the Party, or (iii) is under common control with the Party. For purposes of this definition, the terms “control” and “controlled” mean ownership of fifty percent (50%) or more, including ownership by trusts with substantially the same beneficial interests, of the voting and equity rights of such person, firm, trust, partnership, corporation, company or other entity or combination thereof, or the power to direct the management of such person, firm, trust, partnership, corporation, company or other entity or combination thereof.

1.2    “Business Day” means a day other than Saturday, Sunday, or a United States federal holiday.

1.3    “Claims” means claims, counterclaims, answers, cross-claims and any judicial, administrative or other proceeding of any kind in any jurisdiction, as well as any and all actions, causes of action, costs, damages, debts, demands, expenses, liabilities, losses, obligations, proceedings, and suits of every kind and nature, liquidated or unliquidated, fixed or contingent, in law, equity, or otherwise, whether asserted or unasserted, whether presently known or unknown, whether anticipated or unanticipated, and whether direct or derivative, including but not limited to those claims, counterclaims, answers and cross-claims asserted in the Action.

1.4    “Dollar” and “$” shall mean U.S. Dollar.

1.5    “ ION’s Customers” shall mean any purchaser, lessee, assignee, and/or user of ION’s products and/or services, including the ORCA, the DigiFIN, the DigiFIN’s Lateral Controller, or any part or component unique to any of those products.

1.6    “ION Patents” shall mean (a) U.S. Patent No. 6,525,992, and its parents, continuations, and divisionals; (b) any patent or patent application that claims priority to or is a divisional, continuation, reissue, renewal, reexamination, substitution or extension of any patent application identified in (a); (c) any patents issuing on any patent application identified in (a) or (b), including any reissues, renewals, reexaminations, substitutions, or extensions thereof; (d) any claim of a continuation-in-part application or patent (including any reissues, renewals, reexaminations, substitutions or extensions thereof) on its face claims priority to, or is directed specifically to subject matter specifically described in at least one of the patents or patent applications identified in (a), (b), or (c); (e) any foreign counterpart (including PCTs) or any patent or patent application identified in (a), (b), or (c) or of the claims identified in (d); and (f) any supplementary protection certificates, any other patent term extensions and the like of any patents and patent applications identified in (a) through (e).

1.7    “Person” means, without limitation, any individual, firm, corporation, partnership, limited liability company, trust, joint venture, or other entity or organization.

1.8    “Third Party” means a Person that is not a Party and is not an Affiliate of a Party.

1.9    “WesternGeco Patents” shall mean (a) U.S. Patents Nos. 6,691,038, 6,932,017, 7,080,607, 7,162,967 and 7,293,520 collectively, and all parents, continuations, and divisionals;
(b) any patent or patent application that claims priority to or is a divisional, continuation, reissue, renewal, reexamination, substitution or extension of any patent application identified in (a); (c) any patents issuing on any patent application identified in (a) or (b), including any reissues, renewals, reexaminations, substitutions, or extensions thereof; (d) any claim of a continuation- in-part application or patent (including any reissues, renewals, reexaminations, substitutions or extensions thereof) that on its face claims priority to, or is directed specifically to subject matter specifically described in, at least one of the patents or patent applications identified in (a), (b), or (c); (e) any foreign counterpart (including PCTs) or any patent or patent application identified in (a), (b), or (c) or of the claims identified in (d); and (f) any supplementary protection certificates, any other patent term extensions and the like of any patents and patent applications identified in (a) through (e).

2.	SETTLEMENT

The Parties have agreed to enter into this Agreement to settle finally the Action and Administrative Proceedings for the following consideration:

2.1    CAMPECHE AGREEMENT MODIFICATIONS

2.1.1    The Campeche Agreements

GX Geoscience Corporation, S. de R.L. de C.V. (a subsidiary of ION) and Dowell Schlumberger de Mexico S.A. de C.V. (a subsidiary of WesternGeco) have entered into a series of agreements related to multiclient projects in the Mexican Gulf of Mexico as listed below (collectively, the “Campeche Agreements”).

[*]

GX Geoscience Corporation, S. de R.L. de C.V. (a subsidiary of ION) and Dowell Schlumberger de Mexico S.A. de C.V. (a subsidiary of WesternGeco) have entered into a an agreement related to a multiclient projects in the Mexican Gulf of Mexico as listed below (collectively, the “Perdido South Agreement”).
A.Amendment No. 6 to the Collaboration and Subcontracting Agreement between GX Geoscience Corporation, S. de R.L. de C.V. (“(ION”) and Dowell Schlumberger de Mexico S.A. de C.V.

(“Schlumberger”) dated 30 April 2018;

2.1.2    Modification of the Campeche Agreements

ION shall cause GX Geoscience Corporation S. de R.L. de C.V. and WesternGeco shall cause Dowell Schlumberger de Mexico S.A. de C.V. to enter into the agreement of Exhibit B (the “Campeche Modification Agreement”). The Campeche Modification Agreement shall not affect the rights and responsibilities of the Perdido South Agreement.

2.2    2D MULTICLIENT ROYALTY

2.2.1    ION shall pay to WesternGeco an amount equal to 5% of total revenue of license fees received by ION, excluding partner shares, for the entirety of ION’s current and future 2D multiclient library shelf products (products completed), that are paid to ION pursuant to agreements (or as applicable, supplements to existing agreements) executed by ION and the applicable licensee after the Effective Date, explicitly excluding precommit revenue and including late sale revenue. For the avoidance of doubt, the foregoing expressly excludes revenue of license fees attributable to agreements or supplements that were executed by ION and the applicable licensee before the Effective Date, even if received after the Effective Date. For the avoidance of doubt, “ION’s current and future 2D multiclient library shelf products” are 2D data library products that ION owns and has on the shelf (and, for the purpose of this Section 2.2.1, ION will be considered to “own” any 2D data library product that is owned by a government or state oil company if ION has the exclusive right to license such product).

2.2.2    The royalty rights of Article 2.2.1 shall expire 10 years after the Effective Date of the Settlement Agreement, and shall expressly exclude the revenues from any transaction in which all, or substantially all, of such library is sold or licensed provided that, in the event of a sale of the library, the purchaser of all, or substantially all, of such library shall be subject to the revenue sharing obligations of this Article 2.2. For the avoidance of doubt, the royalty obligation does not apply to any revenue or license fees received by ION more than 10 years after the Effective Date of the Settlement Agreement unless the contract giving rise to the revenue or license fees is executed prior to the date 10 years after the Effective Date of the Settlement Agreement.

2.2.3    WesternGeco shall have no marketing or display rights in relation to ION’s 2D library as contemplated under this Article 2.2.

2.2.4 [*]
[*]    WesternGeco shall issue a new invoice as agreed which ION shall then pay within
60 days of receipt.

2.2.5    [*]

2.2.6    [*]

2.3    WESTERNGECO CLOUD-BASED SUBSURFACE EXPLORATION PLATFORM

2.3.1    WesternGeco and ION agree to negotiate in good faith a commercial agreement that shall allow ION to place all or substantially all of its multiclient data onto WesternGeco’s GAIA™ Cloud-Based Subsurface Exploration Platform.

3.	DISMISSALS, RELEASES, AND NONEXCLUSIVE LICENSE

3.1    Motion to Vacate Injunction and Dismiss Action With Prejudice. Within three (3) Business Days of the Effective Date, the Parties shall cause their counsel to execute and promptly file a joint motion to vacate the Injunction and for dismissal with prejudice of all claims and counterclaims in the Action, with each Party to bear its own fees and costs (substantially in the form of Exhibit A hereto). WesternGeco covenants not to seek to enforce the Injunction and further covenants that it will cause its counsel to take any further acts requested by ION to cause the court to vacate the Injunction and dismiss the Action.

3.2    Withdrawals. Within three (3) Business Days of the Effective Date, ION shall terminate its involvement in and withdraw from the Administrative Proceedings and refrain from any further participation in the Administrative Proceedings.

3.3    ION Release of WesternGeco. ION, on behalf of itself and its Affiliates, fully and forever irrevocably and unconditionally releases, acquits, and discharges WesternGeco, and its Affiliates, predecessors, successors, assigns, directors, employees, and officers, from (a) from all Claims arising out of or in any way related to, in any manner or degree, the Action or the facts raised in the Action, and any infringement of the ION Patents; and (b) any claim or effort to seek any refund or repayment of any amounts already paid by ION to WesternGeco in relation to the Action, including but not limited to the Paid Damages.

3.4    WesternGeco Release of ION. WesternGeco, on behalf of itself and its Affiliates, fully and forever irrevocably and unconditionally releases, acquits, and discharges ION, and its Affiliates, predecessors, successors, assigns, directors, employees, officers, and ION’s Customers, from all Claims arising out of or in any way related to, in any manner or degree, the Action or the facts raised in the Action, and any infringement of the WesternGeco Patents, including, for the avoidance of doubt, all Claims for infringement of the WesternGeco Patents relating to ION’s making, using, offering to sell, selling, importing, stocking, and/or supplying products and/or services, including but not limited to DigiFIN, the DigiFIN Lateral Controller, and ORCA products and services, and/or inducing and/or contributing to such conduct by ION’s Customers or other Persons. ION’s Customers are third-party beneficiaries of this release in defense of any future action over the WesternGeco Patents and shall be entitled to enforce the release without joinder of ION as a party, but nothing in this Agreement confers any right to recoupment to ION’s customers of previous monies paid by ION’s Customers. For the avoidance of doubt, WesternGeco will indemnify ION and its Affiliates (but not any third party) against any Claim by a third party arising out of or relating to any past or future Claim by WesternGeco or its Affiliates, that some action or omission by a third party that involved any product or service provided directly or indirectly by ION or an ION Affiliate infringed any of the WesternGeco Patents. Notwithstanding anything in this Agreement to the contrary, in no instance shall WesternGeco indemnify

ION nor shall ION be entitled to recover from WesternGeco for claims against ION related to any moneys paid by (1) Petroleum Geo-Services, Inc., PGS Geophysical AS, or Multi Klient Invest AS or its Affiliates (“PGS”); (2) Polarcus US Inc. or Polarcus Limited or its Affiliates (“Polarcus”); or (3) Fugro-Geoteam, Inc. or its Affiliates (“Fugro”) to WesternGeco for any past claims brought by WesternGeco against PGS, Polarcus, or Fugro for infringement of any of the WesternGeco Patents.

3.5    Waiver of Right to Assert Unknown Claims. Each Party hereby expressly waives any and all provisions, rights and benefits conferred by § 1542 of the California Civil Code (which provides that “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party”), or by any law or principle of common law that is similar, comparable or equivalent to § 1542 of the California Civil Code, with respect to the matters released in Sections 3.3 and 3.4.

3.6    Paid-up, Nonexclusive License. WesternGeco hereby grants to ION, its Affiliates, and ION’s Customers, and ION hereby accepts, a fully paid-up, royalty-free, irrevocable, nonexclusive license to the WesternGeco Patents, to make, have made, use, have used, distribute, have distributed, sell, have sold, offer for sale, have offered for sale, import, have imported, export, have exported, stock, or otherwise dispose of any product and/or service offered by ION, including, but not limited to DigiFIN, the DigiFIN’s Lateral Controller, and ORCA. ION’s Customers are third-party beneficiaries of this license and shall be entitled to enforce the license without joinder of ION as a party.

4.	TERM

This Agreement shall become effective as of the Effective Date and shall remain in effect until the later of the expiration of the last to expire of the WesternGeco Patents or until eleven years after the Effective Date (however, the provisions of Article 3 above, and of Sections 5.5, 5.6, 5.8 and 5.9 below, survive the expiration or earlier termination of this Agreement).

5.	MISCELLANEOUS PROVISIONS

5.1    Representations and Warranties. Each Party represents and warrants that:

a)
such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

b)	such Party has taken all corporate action necessary to authorize the execution and delivery of this Agreement and the performance of its obligations under this Agreement;

c)	this Agreement has been duly executed by such Party and constitutes a valid and legally binding obligation of such Party, enforceable in accordance with its terms;

d)
the execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it;

e)
such Party has the right to grant the licenses and releases granted hereunder, and has the right to settle the Action, and more specifically, WesternGeco represents and warrants that any license to the WesternGeco Patents granted to Shearwater GeoServices AS or one of its affiliates does not prevent WesternGeco from granting the licenses and releases granted hereunder;

f)
there is no lawsuit or any other civil or administrative proceeding, or any claim or counterclaim of any kind, in any court, tribunal, governmental entity or agency, or dispute resolution proceeding (including, without limitation, arbitration and mediation) pending on the Effective Date that was commenced by such Party or any of its Affiliates against any other Party or any of its Affiliates involving the ION Patents, the WesternGeco Patents, or ION’s ORCA, DigiFIN, or DigiFIN Lateral Controller products, other than the Action;

g)
such Party has not transferred, assigned, subrogated or pledged to any Third Party or to an Affiliate, the right to bring, pursue, or settle any of the claims, counterclaims, or demands made in the Action or released pursuant to Sections 3.3 and 3.4 of this Agreement, and more specifically, WesternGeco represents and warrants that it has not transferred any right to enforce the WesternGeco Patents to Shearwater GeoServices AS or one of its affiliates;

h)	such Party has been advised by its counsel of its rights and obligations under this Agreement and enters into this Agreement freely, voluntarily, and without duress; and

i)
such Party is not relying on any promises, inducements, statements or representations other than those provided herein. Each Party further represents and warrants that the terms of the Agreement were negotiated at arms-length, that this provision results from the parties’ freedom to contract, that each Party was knowledgeable regarding business matters, and that each Party was represented by counsel. The Parties intend this Section 5.1(i) to be a clear and specific disclaimer- of-reliance that is enforceable and consistent with the Texas Supreme Court’s decision in Forest Oil Corp. v. McAllen, 268 S.W.3d 51 (Tex. 2008).

5.2     Assignment. This Agreement and the rights herein shall not be assigned or otherwise transferred without the written consent of the Parties except as herein provided. The prior written consent of the Parties shall not be required (a) for a Party to assign or transfer this Agreement in its entirety pursuant to a sale of substantially all of the assets of the entity or business division to which this Agreement relates, or pursuant to a merger, consolidation, reorganization or similar transaction related to such Party or (b) for either Party to assign or transfer this Agreement in its entirety to an Affiliate. The Agreement as well as the rights or obligations shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns as if such successors and assigns were the original Parties to this Agreement or the respective rights and obligations. For avoidance of any doubt, any successors or assigns to this Agreement are permitted to assign the Agreement as if they were the original Parties to it, subject to the conditions of this Section 5.2.

5.3 Confidentiality. The Parties (including their Affiliates and their respective employees, officers, directors and other representatives, including without limitation accountants, attorneys and auditors) shall not disclose the terms of this Agreement to any Third Party, except as provided in this Section 5.3.

a)	The terms of this Agreement may be disclosed for purposes of enforcing the terms of this Agreement.

b)
The terms of this Agreement may be disclosed, without notice to the other Parties, to (i) any Party’s legal counselors, auditors, accounting, financial advisors, or other similar professionals representing a Party, so long as any such Persons agree to be bound by the confidentiality requirements of this Agreement; and (ii) any Third Party that is a bona fide actual or potential investor, acquirer, merger partner, or other financial partner for the purpose of evaluating an investment, acquisition, merger, or similar transaction, so long as any such Third Party agrees to be bound by the confidentiality requirements of this Agreement.

c)
The terms of this Agreement may be disclosed if a Party is required to do so, in the opinion of legal counsel for such Party, by any applicable law, including the U.S. Securities Act of 1934, as amended, any governmental law or regulation, or the rules of any recognized stock exchange. Such disclosure shall be limited to the minimum required, as determined by the disclosing Party in consultation with its legal counsel.

d)
The Parties may respond to inquiries by the press or investors by indicating that the Action has been resolved on terms that are confidential. The Parties further agree to issue a joint press release as will be jointly agreed between the Parties as soon as reasonably possible after the execution of this Agreement.

e)
If a Party is required to provide the terms of this Agreement to a Third Party pursuant to a discovery demand, discovery order, or other legal processes or requirements, it shall inform the other Party in sufficient time prior to any such disclosure to allow the other Party to seek a protective order or confidential treatment prior to any such disclosure.

f)	The terms of this Agreement may be disclosed as otherwise agreed to by the Parties in writing.

5.4     Notices. All notices that are required or that may be permitted to be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if delivered by courier, by registered mail or by certified mail, return receipt requested, as follows:

If to ION:

ION Geophysical Corp.
2105 CityWest Blvd, Suite 100
Houston, Texas 77042
Attn: General Counsel

With a copy (which shall not constitute notice) to

David Berl
Williams & Connolly LLP
725 Twelfth Street, N.W.
Washington, DC 20005
dberl@wc.com

If to WesternGeco:

General Counsel WesternGeco
10001 Richmond Ave.,
Houston, Texas 77042-4299

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
1301 Pennsylvania Ave., NW
Washington, DC 20004
Attn: Gregg LoCascio

Any such notices shall be effective upon receipt by the addressee. Either Party may change its address for notice purposes by sending a notice of such change to the other Party in accordance with the terms of this Section 5.4.

5.5    Governing Law. This Agreement and matters connected with the performance of this Agreement shall be construed, interpreted, applied and governed in all respects in accordance with the procedural and substantive laws of the State of Texas, without reference to conflict of laws principles (and without reference to any law, such as a “borrowing” law, that would apply the law of another jurisdiction). This Agreement specifically prohibits an award of attorney’s fees under Chapter 38 of the Texas Civil Practice & Remedies Code or otherwise. Therefore, the Parties hereby waive any entitlement to recover attorney’s fees arising from a dispute concerning this Agreement and expressly waive any and all provisions, rights and benefits conferred by §
38.001 et seq. of the Texas Civil Practice & Remedies Code.

5.6    Jurisdiction and Venue. Any dispute, controversy or claim arising out of or relating to this Agreement, including the breach, termination, or validity thereof, shall be solely, exclusively and finally resolved by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, to the exclusion of any other forum. THE PARTIES UNDERSTAND THAT THIS MEANS THAT THEY

EACH WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF OR RELATING TO THIS AGREEMENT. The arbitration shall be before a panel of three arbitrators, with each Party nominating one arbitrator, and the two party- nominated arbitrators selecting the third. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1, et seq., and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The Parties agree that, for purposes of discovery, each Party shall be entitled to conduct five (5) depositions of party employees and five
(5) third-party depositions. Such depositions shall be conducted pursuant to subpoenas issued in accordance with Federal Rule of Civil Procedure 45 (“Rule 45”), and the Parties agree that the tribunal is expressly authorized and empowered to enforce such subpoenas. The Parties further agree that the transcripts of such depositions may be submitted as evidence in connection with any arbitration proceeding between the Parties. The place of arbitration shall be Houston, Texas.

5.7    Offsetting Payments. If ION becomes delinquent on any payment obligations under this Agreement, WesternGeco shall have the right to offset any payments owed by ION to WesternGeco against payments owed to ION by WesternGeco under the Campeche Agreements.

5.8    Proceedings. This Agreement may be offered in evidence and pleaded as a full and complete defense to any Claims that may be instituted, prosecuted, or attempted in breach of this Agreement. Any filing of this Agreement in such a proceeding shall be done under seal if permitted by rules of court or the tribunal or any applicable protective order.

5.9     Injunctive Relief. The Parties acknowledge and agree that: (i) any breach of this Agreement shall result in immediate and irreparable injury for which there is no adequate remedy available at law; and (ii) in addition to any other remedies available, specific performance and injunctive relief are appropriate remedies to compel performance of this Agreement.

5.10    Waiver. A waiver by any Party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach hereof. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of any Party.

5.11    Bankruptcy. All rights and licenses, including revenue generated by licenses to third parties, granted under or pursuant to any Section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code (the “Bankruptcy Code”), licenses of “intellectual property” as defined under the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code.

5.12    Severability. When possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

5.13    Entire Agreement. The Parties acknowledge, accept, warrant and represent that (i) this is an enforceable agreement; (ii) this Agreement embodies the entire and only understanding of each of them with respect to the subject matter of the Agreement, and merges, supersedes and cancels all previous representations, warranties, assurances, conditions, definitions, understandings or any other statement, express, implied, or arising by operation of law, whether oral or written, whether by omission or commission between and among them with respect to the subject matter of the Agreement; and (iii) no oral explanation or oral information by either party hereto shall alter the meaning or interpretation of this Agreement.

5.14    Amendments. No amendment, modification, or supplement of any provisions of this Agreement shall be valid or effective unless made in writing and signed by a duly authorized officer of each Party.

5.15    Headings. The captions and descriptive headings of this Agreement are for convenience only, and shall be of no force or effect in construing or interpreting any of the provisions of this Agreement.

5.16    Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, any rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply.

5.17    Press Release. The Parties agree to issue a mutually agreed joint press release related to this Agreement and the settlement of the Action and the Administrative Proceedings. The joint press release shall not include any confidential details of this Agreement.

5.18    Counterparts. This Agreement may be executed in counterparts or duplicate originals, both of which shall be regarded as one and the same instrument, and which shall be the official and governing version in the interpretation of this Agreement. This Agreement may be executed by facsimile signatures and such signatures shall be deemed to bind each Party as if they were original signatures.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed below by their respective duly authorized officers or other representatives.

ION GEOPHYSICAL CORP.                WESTERNGECO, L.L.C.

By:_                            By

Name :    Christopher T. Usher                Name: Alex Shahade

Title:    President & CEO                Title:    Vice President

EXHIBIT A

IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF TEXAS HOUSTON DIVISION

)
WESTERNGECO L.L.C.,            )
)
Plaintiff,                )
v.                        )
)    Civil Action No. 4:09-cv-1827
ION GEOPHYSICAL CORPORATION, ET AL.,    )
)    Judge Keith P. Ellison
Defendants.                )
                                )

JOINT MOTION TO VACATE PERMANENT INJUNCTION AND TO DISMISS WITH PREJUDICE AND PROPOSED ORDER

WHEREAS Plaintiff WesternGeco LLC and Defendant ION Geophysical Corporation (collectively, “the Parties”) have entered into a Settlement Agreement; and
WHEREAS a condition of the Settlement Agreement requires that the Parties move the Court to vacate the permanent injunction entered against ION on June 19, 2013 (D.I. 634; see also D.I. 687, D.I. 770);
Accordingly, the Plaintiff WesternGeco LLC and Defendant ION Geophysical Corporation hereby jointly move the Court pursuant to Federal Rules of Civil Procedure 60(b) to vacate the permanent injunction (D.I. 634, D.I. 687, D.I. 770). WesternGeco and ION also jointly move pursuant to Rule 41(a) to dismiss this action with prejudice, including, but not limited to, all claims and counterclaims asserted therein, each party agreeing to bear its own fees and costs.

SO ORDERED.

United States District Judge

Dated: February , 2020.            Respectfully submitted,

EXHIBIT B

Amendment No. 7
to the Collaboration and Subcontracting Agreement between GX Geoscience Corporation, S. de R.L. de C.V. (“(ION”) and Dowell Schlumberger de Mexico S.A. de C.V. (“Schlumberger”)

Amendment No. 7
to the Collaboration and Subcontracting Agreement between GX Geoscience Corporation, S. de R.L. de C.V. (“ION”) and Dowell Schlumberger de Mexico S.A. de C.V. (“Schlumberger”)

A.
WHEREAS ION and Schlumberger (individually, a “Party” and collectively, the “Parties”) are in the business of identifying, generating, acquiring, processing, operating, marketing and licensing non- exclusive seismic and other geophysical data projects for the oil and gas industry; and

B.	WHEREAS The Parties entered into a series of agreements (the “Campeche Agreements”) as listed below:

[*]

C.
Whereas the Campeche Agreements contain certain payment and compensation terms whereas WesternGeco shall make certain payments to ION. Those payment terms include payments of 50% of multiclient revenue generated from the projects defined in the Campeche Agreements. ION and WesternGeco desire to modify the payment and compensation terms such that WesternGeco shall pay to ION 10% of multiclient revenue generate from projects defined in the Campeche Agreements.

D.	Whereas ION Geophysical Corp. (an affiliate of ION) and WesternGeco LLC (an affiliate of Schlumberger) are engaged in a patent dispute in federal court in the Southern District of Texas of the United States. ION Geophysical Corp. and WesternGeco LLC desire to cause ION and Schlumberger to enter into this Seventh Amendment as part of the resolution of their patent dispute. However, for the avoidance of doubt, neither the Campeche Agreements, nor Amendment No. 6, defined below, form a part or, or relate to, such patent dispute; and neither ION Geophysical Corporation, nor WesternGeco LLC are parties to, or guarantors of, the Campeche Agreements, Amendment No. 6 or this Seventh Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the mutual covenants and agreements contained in this Agreement and herein, the Parties agree that, effective as of the date of execution of this Agreement (the “Effective Date”), the Campeche Agreements are hereby modified and amended as set out below in this Amendment No. 7 (this “Seventh Amendment”).

1.    From the Effective Date, the payment and compensation terms of the Campeche Agreements shall be amended as such:

With respect to any license that commences on or after the Effective Date (a “New License”), WesternGeco shall not be required to pay to ION 50% of Multiclient Licensing Revenue received from a Third Party with respect to the Campeche Agreements Project Data. WesternGeco shall pay to ION only 10% of Multiclient Licensing Revenue received under any New License from Third Party licensing of the Campeche Agreements Project Data. WesternGeco shall be entitled to take the same deductions (but no more) as it would have been able to take under the Campeche Agreements.

[*]

All terms and conditions of the Campeche Agreements shall continue to apply, mutatis mutandis, except as expressly modified by this Seventh Amendment. For the avoidance of doubt, ION’s right to receive revenue under any license or supplements of the Campeche Agreements Project Data that was entered into prior to the Effective Date shall remain unchanged.

“Campeche Agreements Project Data” means the Project Data as defined, as the case may be, in any of the agreements comprising the Campeche Agreements (but not the Project Data in Amendment No. 6). Capitalized terms not defined herein shall have the meaning ascribed to them in the Campeche Agreements.

2.    [*]

3.    For the absence of doubt, the terms of Amendment No. 6 to the Collaboration and Subcontracting Agreement between GX Geoscience Corporation, S. de R.L. de C.V. (“ION”) and Dowell Schlumberger de Mexico S.A. de C.V. (“Schlumberger”) dated 30 April 2018 (Amendment No. 6) shall remain unchanged.

4.    [*]

5.    [*]

6.    ION shall be allowed to keep a copy of the Campeche Agreements Project Data, and any images it generates therefrom, for internal use only. Internal use includes use for testing internal algorithms and workflows, and for using for demonstration purposes outside of ION.

7.    ION shall not create any new reimaged 3D multiclient project that covers any portion of the multiclient programs that are the subject of the Campeche Agreements, unless mutually agreed by WesternGeco and ION.

8.    [*]

9.    Counterparts. This Seventh Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this Seventh Amendment, the parties may execute such counterparts and exchange copies of such executed counterparts via e-mail, and such e-mailed copies shall serve as originals.

10.    Governing Law/ Forum Selection / Dispute Resolution. This Article 10 shall be deemed to apply to the Campeche Agreements, Amendment No. 6 and this Amendment No. 7 (collectively, the “Agreement”). This Agreement and matters connected with the performance of the Agreement shall be construed, interpreted, applied and governed in all respects in accordance with the procedural and substantive laws of the State of Texas, without reference to conflict of laws principles (and without reference to any law, such as a “borrowing” law, that would apply the law of another jurisdiction). Any dispute, controversy or claim arising out of or relating to the Agreement, including the breach, termination, or validity thereof, shall be solely, exclusively and finally resolved by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, to the exclusion of any other forum. THE PARTIES UNDERSTAND THAT THIS MEANS THAT THEY EACH WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF OR RELATING TO THE AGREEMENT. The arbitration shall be before a panel of three arbitrators, with each Party nominating one arbitrator, and the two party- nominated arbitrators selecting the third. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1, et seq., and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The Parties agree that, for purposes of discovery, each Party shall be entitled to conduct five (5) depositions of party employees and five

(5) third-party depositions. Such depositions shall be conducted pursuant to subpoenas issued in accordance with Federal Rule of Civil Procedure 45 (“Rule 45”), and the Parties agree that the tribunal is expressly authorized and empowered to enforce such subpoenas. The Parties further agree that the transcripts of such depositions may be submitted as evidence in connection with any arbitration proceeding between the Parties. The place of arbitration shall be Houston, Texas.

11.    The Campeche Agreements, as amended by Amendment No. 6 and this Seventh Amendment, constitute the entire agreement and understanding between the Parties relating to the subject matter hereof and supersede all prior proposals, negotiations, alleged oral promises, agreements and understandings relating thereto. With the exception of those terms and conditions specifically modified and amended herein, the Campeche Agreements shall remain in full force and effect in accordance with all their terms and conditions. In the event of any conflict between the terms and provisions of this Seventh Amendment and the terms and provisions of the Campeche Agreements, the terms and provisions of this Seventh Amendment shall supersede and control to the extent of such conflict but no further. (For the avoidance of doubt, the terms of this Seventh Amendment do not modify the terms of Amendment No. 6, which shall continue to operate as though this Seventh Amendment were not executed; except that the provisions of Section 10 above shall apply to the Campeche Agreements and to Amendment No. 6.)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 7 to the Collaboration and Subcontracting Agreement Between GX Geoscience Corporation, S. de R.L. de C.V. and Dowell Schlumberger de Mexico S.A. de C.V. as of the dates shown below, to be effective for all purposes, however, as of the Effective Date.

GX Geoscience Corporation, S. de R.L. de C.V.	Dowell Schlumberger de Mexico S.A. de C.V.
By:
By:
Name:	Name:
Title:	Title:
Date:	Date: